Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES

February 3, 2009	Abu Dhabi Barcelona Brussels Chicago Doha Dubai Frankfurt Hamburg Hong Kong	Munich New Jersey New York Northern Virginia Orange County Paris Rome San Diego San Francisco
	London Los Angeles	Shanghai Silicon Valley
	Madrid	Singapore
Broadcom Corporation	Milan	Tokyo
5300 California Avenue	Moscow	Washington, D.C.
Irvine, California 92617	File No. 035342-0050
     Re:      Registration Statement on Form S-3; Securities of Broadcom Corporation
Ladies and Gentlemen:
     We have acted as special counsel to Broadcom Corporation, a California corporation (the “Company”), in connection with the filing on February 4, 2009, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $1,500,000,000 aggregate offering price of the securities referenced therein for offer and sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein.
     You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering and sale by the Company of (i) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (“Debt Securities”), (ii) one or more series of preferred stock, par value $0.0001 per share (“Preferred Stock”), of the Company and (iii) shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of the Company. The Debt Securities, Preferred Stock and Common Stock being registered pursuant to the Registration Statement plus any additional Debt Securities, Preferred Stock and Common Stock that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series

February 3, 2009

of Preferred Stock or into other securities. The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form included as Exhibit 4.1 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).
          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Corporations Code of the State of California, and with respect to the opinions set forth in paragraph 1 below, the internal laws of the State of New York, and we express no opinion with respect to any other laws.
          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the “Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Second Amended and Restated Articles of Incorporation of the Company (the “Articles”) and applicable law, and upon adoption by the Board of Directors of the Company of a resolution

February 3, 2009

in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for certificates representing the shares of Preferred Stock (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and assuming that (a) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of such series of Preferred Stock under the Articles, (c) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
     3. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for certificates representing the shares of Common Stock (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Articles, (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and such resolution, such Common Stock will be validly issued, fully paid and nonassessable.
     Our opinions are subject to:
               (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;
               (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

February 3, 2009

               (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and
               (iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) covenants not to compete, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, (n) proxies, powers and trusts, (o) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (p) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (o) the severability, if invalid, of provisions to the foregoing effect. We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, and compliance with fiduciary duty requirements, margin regulations, and FINRA rules, pension or employee benefit laws, usury, and environmental laws (without limiting other laws excluded by customary practice).
               With your consent, we have assumed for purposes of this opinion (i) that each of the parties to the Indenture and the Debt Securities is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) that each of the parties to the Indenture and the Debt Securities, other than the Company, has the requisite power and authority to execute and deliver and to perform its obligations under the Indenture and the Debt Securities, (iii) that the Indenture and the Debt Securities will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company, enforceable against it in accordance with their respective terms and (iv) that the status of the Indenture and the Debt Securities as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

February 3, 2009

     We have assumed for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of California.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP